UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2011

First Clover Leaf Financial Corp.
(Exact name of registrant as specified in its charter)

Maryland	0-50820	20-4797391
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6814 Goshen Road, Edwardsville, Illinois	62025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (618) 656-6122

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On August 23, 2011, the Board of Directors of First Clover Leaf Financial Corp. (the “Company”) adopted resolutions to terminate the First Clover Leaf Bank 2010 Amended and Restated Employee Stock Ownership Plan (“ESOP”), effective as of December 31, 2011.  The ESOP was originally adopted in 2004 by First Federal Savings & Loan Association of Edwardsville (the “Association”) in connection with its mutual-to-stock conversion and related initial public stock offering.  The Association merged with Clover Leaf Bank in 2006, and the name of the ESOP was changed to reflect the new name of the combined entity, First Clover Leaf Bank.

In connection with the termination of the ESOP, the approximately 110,000 shares of Company stock held in the ESOP suspense account after the December 31, 2011 ESOP loan repayment and related allocation of shares to participants’ accounts will be returned to the Company and cancelled as payment in full of the outstanding ESOP loan.

Item 9.01.                                Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST CLOVER LEAF FINANCIAL CORP.
DATE: August 26, 2011	By:	/s/ Darlene F. McDonald
Darlene F. McDonald
Chief Financial Officer

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